Exhibit 99.1

Eloqua Announces Fourth Quarter and

Full Year 2012 Financial Results

Vienna, VA (February 1, 2013) — Eloqua, the marketing system of record for modern marketers, today announced financial results for the three and twelve month period ended December 31, 2012.

Financial Highlights for the Full Year Ended December 31, 2012

Total revenue for the full year was $95.8 million, an increase of 34% from $71.3 million in 2011. Subscription and Support revenue was $83.9 million, an increase of 33% from $63.2 million in 2011. Professional Services revenue was $11.9 million, an increase of 46% from $8.1 million in 2011.

GAAP operating loss for the full year of 2012 was $(10.8) million, compared to GAAP operating loss of $(5.1) million in 2011. GAAP net loss attributable to common stockholders was $(78.2) million or $(5.40) per basic and diluted share, based on 14.5 million weighted average shares outstanding. GAAP net loss attributable to common stockholders for 2012 includes $66.9 million of accretion of redeemable preferred stock expense. This compares to a GAAP net loss attributable to common stockholders of $(95.8) million or $(116.74) per basic and diluted share, based on 0.8 million weighted average shares outstanding for 2011. GAAP net loss attributable to common stockholders for 2011 includes $89.7 million of accretion of redeemable preferred stock expense.

Non-GAAP operating loss for the full year 2012 was $(7.3) million, compared to a non-GAAP operating loss of $(3.3) million for the full year 2011. Non-GAAP net loss for the full year 2012 was $(7.4) million or $(0.22) per basic and diluted share, based on 33.5 million pro forma weighted average shares outstanding, compared to a non-GAAP net loss of $(3.7) million for the full year 2011, or $(0.11), per basic and diluted share, based on 32.4 million pro forma weighted average shares outstanding.

A reconciliation of GAAP operating and net income to Non-GAAP operating and net income has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cash and cash equivalents were $92.9 million as of December 31, 2012, compared to $85.5 million as of September 30, 2012. For the full year 2012, net cash used in operating activities was ($6.4) million, compared to net cash provided by operating activities of $2.7 million for the full year 2011. Free cash flow was $(11.1) million for the full year 2012, compared to free cash flow of $(0.2) million for the full year 2011.

On December 20, 2012, Eloqua announced an agreement to be acquired by Oracle for $23.50 per share. A special meeting of the shareholders of Eloqua will be held on Friday, February 8, 2013, at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, 901 New York Avenue, NW, Washington, DC 20001 to consider and vote on the proposed transaction.

Financial Highlights for the Fourth Quarter Ended December 31, 2012

Total revenue for the fourth quarter of 2012 was $27.0 million, an increase of 27% from $21.3 million in the fourth quarter of 2011. Subscription and Support revenue was $22.9 million, an increase of 28% from $17.9 million in the fourth quarter of 2011. Professional Services revenue was $4.1 million, an increase of 21% from $3.4 million in the fourth quarter of 2011.

GAAP operating loss for the fourth quarter of 2012 was $(3.8) million, compared to GAAP operating loss of $(1.1) million for the fourth quarter of 2011. GAAP net loss attributable to common stockholders was $(3.7) million or $(0.11) per basic and diluted share, based on 34.4 million weighted average shares outstanding. This compares to a GAAP net loss attributable to common stockholders of $(18.8) million or $(19.09) per basic and diluted share, based on 1.0 million weighted average shares outstanding, for the fourth quarter of 2011. GAAP net loss attributable to common stockholders for the fourth quarter of 2011 includes $17.4 million of accretion of redeemable preferred stock expense.

Non-GAAP operating loss for the fourth quarter of 2012 was $(2.6) million, compared to a non-GAAP operating loss of $(0.4) million for the fourth quarter of 2011. Non-GAAP net loss was $(2.6) million or $(0.07) per basic share and diluted, based on 34.4 million pro forma weighted average shares outstanding compared to non-GAAP net loss of $(0.6) million for the fourth quarter of 2011, or $(0.02) per basic and diluted share, based on 32.6 million pro forma weighted average shares outstanding.

Net cash used in operating activities was ($2.7) million for the fourth quarter of 2012, compared to net cash used in operating activities of ($1.0) million for the fourth quarter of 2011. Free cash flow was ($4.5) million for the fourth quarter of 2012, compared to free cash flow of ($1.6) million for the fourth quarter of 2011.

Non-GAAP Financial Measures

Eloqua has provided in this release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. This information includes non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, pro forma weighted average shares outstanding and free cash flow. Non-GAAP operating loss is based on GAAP operating loss and excludes stock-based compensation expense; non-GAAP net loss is based on GAAP net loss and excludes accretion of dividends on redeemable preferred stock, stock-based compensation expense, change in fair value of warrants and income tax (benefit) expense; free cash flow is based on net cash (used in) provided by operating activities less purchases of property and equipment. Eloqua uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures in evaluating Eloqua’s ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

About Eloqua

Eloqua (ELOQ) is the marketing system of record for modern marketers. The company’s cloud software, professional services and education programs provide marketers with the technology and expertise needed to help marketing drive revenue. More than 100,000 global users from companies both large and small, rely on the marketing automation power of Eloqua to improve demand generation and lead management while driving more qualified leads. Eloqua’s customers include AON, Dow Jones, ADP, Fidelity, Polycom, and National Instruments. The company is headquartered in Vienna, Virginia. For more information, visit www.eloqua.com, subscribe to the It’s All About Revenue blog, call 866-327-8764, or email demand@eloqua.com.

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Investor Relations Contact:

Staci Mortenson

ICR

203-682-8273

staci.mortenson@icrinc.com

Media Contacts:

Sheila Lahar

Eloqua

617-651-8137

sheila.lahar@eloqua.com

Financial Statements follow on next page

ELOQUA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS , EXCEPT SHARE DATA)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$92,914	$7,240
Accounts receivable, net of reserve of $615 and $725, respectively	30,802	18,228
Deferred commissions and other deferred costs	1,846	2,680
Deferred tax asset	572	781
Prepaid expense and other assets	3,100	4,153

Total current assets	129,234	33,082
Property and equipment, net of accumulated depreciation and amortization of $9,505 and 7,242, respectively	6,193	3,721
Deferred commissions and other deferred costs	526	902
Deferred tax asset	3,965	3,800

Total assets	$139,918	$41,505

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,846	$3,263
Accrued employee compensation and related costs	13,356	3,479
Accrued and other current liabilities	7,531	7,858
Deferred revenue, current portion	38,148	28,863
Current portion of long-term debt	—	834

Total current liabilities	62,881	44,297
Long-term debt, net of current portion	—	1,458
Non current deferred revenue and other liabilities	2,545	1,943

Total liabilities	65,426	47,698
Redeemable convertible preferred stock:
Series A preferred stock, $0.0001 par value, 12,124,650 shares authorized, issued and outstanding at December 31, 2011 and no shares outstanding at December 31, 2012; liquidation preference of $39,406 at December 31, 2011	—	39,406
Series B preferred stock, $0.0001 par value, 17,678,926 shares authorized, issued and outstanding at December 31, 2011 and no shares outstanding at December 31, 2012; liquidation preference of $57,456 at December 31, 2011	—	57,456
Series C preferred stock, $0.0001 par value, 21,483,563 shares authorized, and 19,766,821 shares issued and outstanding at December 31, 2011 and no shares outstanding at December 31, 2012; liquidation preference of $64,242 at December 31, 2011	—	64,242

Total redeemable convertible preferred stock	—	161,104

Stockholders’ equity (deficit)
Eloqua, Inc. stockholders’ equity (deficit):
Common stock, $0.0001 par value; 100,000,000 and 90,000,000 shares authorized, 35,525,498 and 1,063,368 shares issued and outstanding at December 31, 2012 and December 31, 2011	3	—
Additional paid-in capital	319,070	—
Accumulated deficit	(244,581)	(169,259)

Total Eloqua, Inc. stockholders’ equity (deficit)	74,492	(169,259)
Noncontrolling interest	—	1,962

Total stockholders’ equity (deficit)	74,492	(167,297)

Total liabilities, redeemable preferred stock and stockholders’ equity	$139,918	$41,505

ELOQUA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Revenue:
Subscription and support	$22,879	$17,925	$83,906	$63,222
Professional services	4,084	3,382	11,856	8,126

Total revenue	26,963	21,307	95,762	71,348

Cost of revenue:
Subscription and support	4,806	3,191	15,758	12,330
Professional services	3,714	3,415	11,537	10,718

Total cost of revenue	8,520	6,606	27,295	23,048

Gross profit	18,443	14,701	68,467	48,300

Operating expenses:
Research and development	3,821	3,207	13,664	11,679
Marketing and sales	11,288	8,071	40,708	29,481
General and administrative	7,109	4,485	21,419	12,208
Litigation settlement	—	—	3,500	—

Total operating expenses	22,218	15,763	79,291	53,368

Loss from operations	(3,775)	(1,062)	(10,824)	(5,068)
Other income (expense), net	34	(237)	(288)	(707)

Loss before benefit (provision) for income taxes	(3,741)	(1,299)	(11,112)	(5,775)
Benefit (provision) for income taxes	46	(102)	(152)	(378)

Net loss	(3,695)	(1,401)	(11,264)	(6,153)
Accretion of dividends on redeemable preferred stock	—	(17,351)	(66,920)	(89,659)

Net loss attributable to common stockholders	$(3,695)	$(18,752)	$(78,184)	$(95,812)

Net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(19.09)	$(5.40)	$(116.74)

Weighted average common shares outstanding, basic and diluted	34,375,057	982,471	14,490,578	820,734

ELOQUA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net loss	$(3,695)	$(1,401)	$(11,264)	$(6,153)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	739	506	2,263	1,872
Stock-based compensation expense	1,196	682	3,547	1,812
Foreign currency transaction gain (loss)	3	44	(41)	65
Deferred income taxes	(87)	52	40	264
Loss on disposal of fixed assets	—	173	—	173
Change in fair value of Series C warrants	—	51	189	264
Change in operating assets and liabilities:
Accounts receivable, net	(10,876)	(6,997)	(12,574)	(2,362)
Prepaid expenses and other assets	494	(1,185)	(464)	(2,102)
Deferred commissions and other deferred costs	176	1,005	1,210	(59)
Accounts payable and accrued and other current liabilities	3,976	4,746	808	5,200
Deferred revenue	5,672	570	9,285	3,492
Noncurrent deferred revenue and other liabilities	(254)	788	606	271

Net cash (used in) provided by operating activities	(2,656)	(966)	(6,395)	2,737

Cash flows from investing activities:
Purchases of property and equipment	(1,869)	(669)	(4,735)	(2,898)

Net cash used in investing activities	(1,869)	(669)	(4,735)	(2,898)

Cash flows from financing activities:
Repayment of long-term debt	—	(208)	(2,292)	(208)
Net IPO Proceeds	—	—	85,760	—
Tax withholdings on stock options exercised	9,708		9,708
Principal payments under capital lease obligations	—	(152)	—	(321)
Common stock issued	2,261	84	3,587	446

Net cash provided by (used in) financing activities	11,969	(276)	96,763	(83)

Effect of exchange rate changes of cash and cash equivalents	(3)	(44)	41	(65)
Net increase (decrease) in cash and cash equivalents	7,441	(1,955)	85,674	(309)
Cash and cash equivalents at beginning of the period	85,473	9,195	7,240	7,549

Cash and cash equivalents at end of the period	$92,914	$7,240	$92,914	$7,240

ELOQUA, INC.

UNAUDITED SUMMARY OF STOCK-BASED COMPENSATION INCLUDED IN THE CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Cost of revenue	$203	$89	$573	$284
Sales and marketing	454	177	1,160	514
Research and development	134	91	439	313
General and administrative	405	325	1,375	701

Total Stock-Based Compensation Expense	$1,196	$682	$3,547	$1,812

ELOQUA, INC.

UNAUDITED NON-GAAP OPERATING LOSS, NON-GAAP NET LOSS, NON-GAAP NET LOSS PER SHARE AND FREE CASH FLOW RECONCILIATIONS TO GAAP

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Reconciliation of Loss From Operations to Non-GAAP Operating Loss

Loss From Operations	$(3,775)	$(1,062)	$(10,824)	$(5,068)
Adjustments to loss from operations:
Stock-based compensation expense	1,196	682	3,547	1,812

Non-GAAP Operating Loss	$(2,579)	$(380)	$(7,277)	$(3,256)

Reconciliation of Net Loss to Non-GAAP Net Loss Per Share

Net Loss	$(3,695)	(1,401)	$(11,264)	$(6,153)
Accretion of dividends on redeemable preferred stock	—	(17,351)	(66,920)	(89,659)

Net loss attributable to common stockholders	(3,695)	(18,752)	(78,184)	(95,812)
Adjustments to net loss attributable to common stockholders:
Accretion of dividends on redeemable preferred stock	—	17,351	66,920	89,659
Stock-based compensation expense	1,196	682	3,547	1,812
Change in fair value of Series C warrants	—	51	189	264
Income tax (benefit) expense	(46)	102	152	378

Total adjustments to net loss from common stockholders	1,150	18,186	70,808	92,113

Non-GAAP Net Loss	$(2,545)	$(566)	$(7,376)	$(3,699)

Pro forma weighted average common shares outstanding, basic and diluted**	34,375,057	32,588,175	33,478,768	32,426,411

Non-GAAP Net Loss Per Share	$(0.07)	$(0.02)	$(0.22)	$(0.11)

**      The pro forma weighted average common shares outstanding reflects 1) the conversion of preferred stock into common stock 2) the conversion of exchangeable shares into common stock and 3) the 8.2 million shares of common stock issued upon the initial public offering completed on August 7, 2012 as if these shares were outstanding for all periods included in the calculation.

Reconciliation of Net Cash (Used In) Provided By Operating Activities to Free Cash Flow

Net Cash (Used In) Provided By Operating Activities	$(2,656)	$(966)	$(6,395)	$2,737
Less:
Purchases of property and equipment	(1,869)	(669)	(4,735)	(2,898)

Free Cash Flow	$(4,525)	$(1,635)	$(11,130)	$(161)